CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Index Funds of our reports dated February 15, 2023, relating to the financial statements and financial highlights, which appear in Vanguard Value Index Fund, Vanguard Growth Index Fund, Vanguard 500 Index Fund, and Vanguard Large-Cap Index Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2022, and of our reports dated February 16, 2023 relating to the financial statements and financial highlights, which appear in Vanguard Small-Cap Index Fund, Vanguard Total Stock Market Index Fund, Vanguard Extended Market Index Fund, Vanguard Mid-Cap Growth Index Fund, Vanguard Mid-Cap Value Index Fund, Vanguard Mid-Cap Index Fund, Vanguard Small-Cap Value Index Fund, and Vanguard Small-Cap Growth Index Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 26, 2023